Exhibit 23.2

Consent of LaRoche Petroleum Consultants, Ltd.

We consent to the reference to our firm name in this Registration Statement on Form S-8 of Devon Energy Corporation and the reference to our report for Devon Energy Corporation as of the year ended December 31, 2014, included and incorporated herein by reference.

LAROCHE PETROLEUM CONSULTANTS, LTD.

By:	/s/ William M. Kazmann
Name:	William M. Kazmann
Title:	Senior Partner

June 3, 2015